Exhibit 10.5
PATENT AND TECHNOLOGY ASSIGNMENT AGREEMENT
     This Patent and Technology Assignment Agreement (“AGREEMENT”), is by and between ADVIRNA, LLC, a Colorado limited liability company having its principal place of business at 10 Rocklawn Road, Westborough, MA 01581 (“ADVIRNA”) and RXi Pharmaceuticals Corporation (formerly RNCS, Inc.), a Delaware corporation, having its principal place of business at 60 Prescott Street, Worcester, MA 01605 (“RXi”). ADVIRNA and RXi may each be referred to as a “PARTY” and collectively as the “PARTIES”. For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the PARTIES agree as follows:
1.0 Background of Agreement
     1.1 ADVIRNA owns certain PATENT RIGHTS and TECHNOLOGY RIGHTS.
     1.2 ADVIRNA desires to assign, transfer and convey to RXi, all right, title and interest in and to selected PATENT RIGHTS and TECHNOLOGY RIGHTS of ADVIRNA and RXI desires to develop, sell and distribute products derived therefrom.
     1.3 The parties agree to simultaneously execute and deliver a Patent and Technology License Agreement relating to the “Grant-Back Field,” a copy of which is annexed hereto as Exhibit C and made a part hereof as if set out verbatim herein.
     1.4 ADVIRNA represents that Anastasia Khvorova, Ph.D., the inventor of PATENT RIGHTS and TECHNOLOGY RIGHTS, developed such rights.
2.0 Definitions
     As used herein, the following terms shall have the meanings set forth below:
     2.1 “EFFECTIVE DATE” means September 24, 2011.
     2.2 “GRANT-BACK FIELD” means all fields of use for the Technology Rights and Patent Rights outside of human therapeutic and diagnostic fields.
     2.3 [Intentionally Omitted]
     2.4 [Intentionally Omitted]
     2.5 “PATENT RIGHTS” mean any ADVIRNA rights to pending or issued patent claims supported by U.S. Patent Application No. 61/192,954 (the “ ‘954 application”), entitled “Chemically modified polynucleotides and methods of using the same,” and any patent application related or claiming priority to the ‘954 application, and any divisional, continuation, or continuation-in-part of the foregoing, to the extent the claims are directed to subject matter specifically described and supported in the ‘954 application, as well as in any patents issued on any of the foregoing and any reissues or reexaminations or extensions of the patents, and any foreign counterparts to any of the foregoing including, without limitation, those patents and patent applications set forth in Exhibit A attached hereto.

     2.6 “ROYALTY-BEARING PRODUCT” means any product that is developed, manufactured, used, or sold in a manner that is covered by one or more VALID CLAIM.
     2.7 “TECHNOLOGY RIGHTS” mean ADVIRNA’s rights in any technical information, know-how, process, procedure, composition, method, formula, protocol, trade secrets, technique or data developed by Anastasia Khvorova, Ph.D. (“INVENTOR”) at ADVIRNA. Such rights relate to TECHNOLOGY RIGHTS which are not covered by PATENT RIGHTS, but which are necessary for practicing the invention covered by PATENT RIGHTS. Subsequent to the commencement of INVENTOR’s employment relationship with Galena BioPharma (formerly “RXi Pharmaceuticals Corporation”) (“Galena”) and through the date hereof, all inventions, patents and technology rights developed by INVENTOR were owned by Galena under an assignment of invention and disclosure agreement executed by INVENTOR on October 18, 2009, which rights have, as of the date hereof, been assigned to RXi.
     2.8 “TERRITORY” means worldwide.
     2.9 “VALID CLAIM” means (a) a claim of an issued and unexpired patent within the PATENT RIGHTS which has not been permanently revoked or held unenforceable or invalid by an unappealable or unappealed decision of a court or government agency of competent jurisdiction or (b) a claim of a pending patent application within the PATENT RIGHTS that has not been abandoned or finally disallowed without the possibility of appeal or refilling.
3.0 Assignment; Exclusive License in Favor of ADVIRNA
     3.1 ADVIRNA hereby assigns, transfers and conveys to RXi all of ADVIRNA’s rights, titles, and interests throughout the TERRITORY in and to the PATENT RIGHTS and TECHNOLOGY RIGHTS, and further, all rights and privileges pertaining to the PATENT RIGHTS and TECHNOLOGY RIGHTS, including, without limitation, the right, if any, to sue or bring and recover for, and the right to profits or damages due or accrued, arising out of or in connection with, any and all actions for past, present and future infringement thereof.
     3.2 ADVIRNA agrees to: take such further action and to execute such documents as RXI may reasonably request to effect or confirm the conveyance to RXi of the PATENT RIGHTS and TECHNOLOGY RIGHTS, including without limitation executing and delivering to RXi the Assignment of Patents attached hereto as Exhibit A.
     3.3 ADVIRNA further agrees that this assignment shall he deemed a full legal and formal equivalent of any assignment, consent to file or like document which may be required in any country for any purpose regarding the subject matter hereof, as well as constituting proof of the right of RXi or its successors, assigns or nominees to apply for patent or other proper protection described in the PATENT RIGHTS and TECHNOLOGY RIGHTS, and to claim the aforesaid benefits of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it.
     3.4 In partial consideration of the parties entering into this Agreement, the parties agree to simultaneously execute and deliver a Patent and Technology License Agreement relating to the “Grant-Back-Field”, a copy of which is annexed hereto as Exhibit C and made a part hereof as if set out verbatim.
     3.5 Advirna, for itself and its Affiliates, hereby covenants and agrees that for a period of five (5) years following Effective Date, Advirna and its Affiliates will not, directly or indirectly, within the Territory (as defined in the License Agreement) engage in activities relating to the development or commercialization of human therapeutic or diagnostic products or technologies. For the avoidance of doubt, Advirna shall be permitted to provide non-therapeutic and non-diagnostic: (i) products (such as reagents); and (ii) related services, in either case for the modulation of gene function by unaffiliated third parties, who may use such tools as part of their development of therapeutic or diagnostic products or technologies.
4.0 Stock Payment
     4.1 Issuance. In consideration for this Agreement, RXi hereby agrees that it will, on the Payment Date (defined below), issue to Advirna shares of common stock of RXi (the “Stock Payment”) equaling either: (a) the “Advirna Shares,” as determined in accordance with Annex II to the that certain Securities Purchase Agreement by and among RXi, Galena, Tang Capital Partners, LP and RTW Investments, LLC (the “Purchase Agreement”), but only if the Payment Date is triggered due to the occurrence of the Closing, or (b) that number of shares of common stock of RXi representing five percent (5%) of RXi’s fully diluted outstanding Common Stock after such issuance (and after accounting for the shares of common stock to be issued upon the Note Conversion (defined below)), but only if the Payment Date is triggered due to the occurrence of a Note Conversion. The shares underlying the Stock Payment (the “Shares”) will, when issued as contemplated herein, be validly issued, duly authorized, fully-paid and non-assessable. For purposes of this Section 4.1, the “Payment Date” shall mean the earlier of: (x) the Closing (as defined in the Purchase Agreement) or (y) the conversion of the Bridge Notes pursuant to Section 4.2 of the Bridge Notes (such event being referred to above as a “Note Conversion”).
     4.2 Investment Representations. Advirna understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act, or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Advirna’s representations and warranties as expressed below.
(a) Advirna is acquiring the Shares for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act or any applicable state securities laws.
(b) Advirna, by reason of the business and financial experience of its management, has the capacity to protect its own interests in connection with the transactions contemplated by this Amendment Agreement and is capable of evaluating the merits and risks of the investment in the Shares. Advirna understands that an investment in the Shares bears significant risk and Advirna represents that it is able to bear the economic risk of an investment in the Shares and is able to sustain a loss of all of its investment in the Shares without economic hardship, if such a loss should occur.
(c) Advirna is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.
(d) Advirna understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from RXi in a private placement under Section 4(2) of the Securities Act and that under such laws and applicable regulations the Shares may be resold without registration under the Securities Act only in certain limited circumstances. Advirna acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Further, it is understood that the certificates evidencing the Shares may bear substantially the following legends (in addition to any other legends as legal counsel for RXi deems necessary or advisable under the applicable state and federal securities laws):
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.
5.0 Fees and Other Consideration
     5.1 RXi agrees to pay a one-time payment to Advirna of $350,000.00 (Three Hundred Fifty Thousand Dollars) (“Patent Issuance Fee”), within ten (10) days following the issue date of the first patent from the Patent Rights with Valid Claims, which would otherwise be infringed by a Royalty-Bearing Product. If a patent within the Patent Rights is issued for which RXI concludes it does not include any such Valid Claims, then RXi shall notify Advirna of that fact within thirty (30) days following RXi’s receipt of a Notice of Allowance for that patent. Such notice to Advirna shall recite a specific reason for concluding that the patent within the Patent Rights does not include a Valid Claim. If Advirna disputes RXi’s conclusions regarding the existence of a Valid Claim and if the parties are unable to resolve the matter within twenty (20) days thereafter, then Advirna may refer the matter to final and binding arbitration in Boston, Massachusetts, in accordance with the then commercial rules of the American Arbitration Association (“A.A.A.”). RXi and Advirna will be equally responsible for the payment of arbitrator’s fee and the filing fee with the A.A.A. and otherwise, each party shall be responsible for its own attorneys’ fees and costs, witness fees, travel, transcripts, expert testimony and the like, provided, however, that the arbitrator shall have the right, but not the obligation, to award the prevailing party its fees and expenses (including reasonable attorneys’ fees).
     5.2 RXi agrees to pay an annual maintenance fee of $100,000.00 (One Hundred Thousand) beginning January 1, 2012, to maintain its rights hereunder, which maintenance fee is non refundable and due on the last day of January each year. In the event that RXi fails to pay such annual maintenance fee, RXi agrees to assign all right, title and interest in and to the PATENT RIGHTS and TECHNOLOGY RIGHTS to ADVIRNA, provided that at RXi’s option, such assignment shall be subject to a nonexclusive license to be negotiated by the PARTIES in good faith at such time, which shall be reasonably consistent with the other terms and conditions of this AGREEMENT. Following any such assignment, RXi shall have no further payment obligations to ADVIRNA hereunder, other than payments which accrued prior to the date of such assignment.
     5.3 RXi shall control the prosecution and pay directly for all patent and maintenance costs during the term of this AGREEMENT. RXi agrees to provide ADVIRNA reasonable opportunity to review and comment on prosecution matters, including by providing ADVIRNA with a copy of material communications from any patent authority regarding such PATENT RIGHTS, and by providing drafts of any material filings or responses to be made to such patent authorities at least thirty (30) days in advance of submitting such filings or responses. RXi shall reasonably consider and incorporate ADVIRNA’s comments in good faith and ensure that inventorship conforms to the rules of the laws of the country in which such patent application is filed. Notwithstanding the foregoing, for so long as Anastasia Khvorova serves as an officer of RXi, RXi need not comply with the notice and review provisions of this Section 5.3.
     5.4 If, at any time, RXi decides at its sole discretion to abandon the prosecution and maintenance of PATENT RIGHTS, RXi agrees to assign all right, title and interest in and to the PATENT RIGHTS and TECHNOLOGY RIGHTS to ADVIRNA and ADVIRNA will be solely responsible for prosecution and maintenance costs of the PATENT RIGHTS. Following any such assignment, RXi shall have no further payment obligations to ADVIRNA hereunder, other than payments which accrued prior to the date of such assignment
     5.5 RXi hereby grants ADVIRNA, as security for performance of its payment obligations pursuant to this AGREEMENT a first priority security interest in the PATENT RIGHTS and TECHNOLOGY RIGHTS, as described in the Security Agreement attached hereto as Exhibit B (“SECURITY AGREEMENT”). As set forth in the SECURITY AGREEMENT, ADVIRNA will have all the rights and remedies afforded secured parties. RXi will execute, deliver, file and record any statement, instrument, agreement or other document and take any other action (including, without limitation, any filings with the United States Patent and Trademark Office and any filings of financing or continuation statements under the Uniform Commercial Code) in order to create, preserve, upgrade in rank, perfect, confirm or validate the security interest or enable ADVIRNA to obtain the full benefits of such security interest.

6.0 Licensing
     6.1 The granting of licenses under the PATENTS RIGHTS and TECHNOLOGY RIGHTS by RXi will be in the discretion of RXi, and RXi will have the sole power to determine whether or not, to grant licenses, and the royalty rates and terms and conditions of such licenses. All license agreements shall be shared with ADVIRNA promptly after execution of the documents, all of which shall be deemed to be RXi CONFIDENTIAL INFORMATION.
     6.2 RXi will pay to ADVIRNA one percent (1%) of any and all income received by RXi from licensing (other than from (i) any equity investments in RXi, or (ii) payments to RXi for research and development (such as FTE reimbursement)). Payment of ADVIRNA’s share of licensing income will be made to ADVIRNA semiannually as provided in Section 7.0.
7.0 Payments
     Not later than the last day of each January and July, RXi must furnish to ADVIRNA a written statement of all amounts due pursuant to Section 6.2 for the semiannual periods ended the last days of the preceding December and June, respectively, and must pay to ADVIRNA all amounts due to ADVIRNA in US Dollars. If no amount is accrued during any semiannual period, a written statement to that effect will be furnished.
8.0 Representations and Disclaimer of Warranties
     8.1 MUTUAL REPRESENTATIONS. Each of the PARTIES hereby represents and warrants to the other PARTY that, as of the EFFECTIVE DATE:
(a)	Such PARTY has full corporate right, power and authority to enter into this AGREEMENT and to perform its respective obligations under this AGREEMENT and that it has the right to grant the assignments, licenses and sublicenses granted pursuant to this AGREEMENT;
(b)	This AGREEMENT is a legal and valid obligation binding upon such PARTY and enforceable in accordance with its terms. The execution, delivery and performance of this AGREEMENT by such PARTY does not conflict with any agreement, instrument or understanding; oral or written, to which it is a party or by which it is bound, nor, to its knowledge; violate any law or regulation having jurisdiction over it;
(c)	Such PARTY has not granted any right to any third party that would conflict with the rights granted to the other PARTY hereunder;
(d)	Except for regulatory approvals, pricing and/or reimbursement approvals, manufacturing approvals and/or similar approvals necessary for the development, manufacture or commercialization of a ROYALTY-BEARING PRODUCT (and the components thereof), such PARTY has Obtained all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by it as of the EFFECTIVE DATE in connection with the execution, delivery and performance of this AGREEMENT; and
(e)	There is no action or proceeding pending or, to such PARTY’s knowledge, threatened, that questions the validity of this AGREEMENT or any action taken by such PARTY in connection with the execution of this AGREEMENT.
     8.2 ADDITIONAL REPRESENTATIONS OF ADVIRNA. ADVIRNA hereby represents and Warrants to RXi that, as of the EFFECTIVE DATE:
(a)	ADVIRNA owns all right, title and interest in and to the PATENT RIGHTS and TECHNOLOGY RIGHTS and has full power and authority to assign, transfer and convey all right, title and interest in and to the PATENT RIGHTS and TECHNOLOGY RIGHTS as set forth in this AGREEMENT;
(b)	All the patents and patent applications that are part of the PATENT RIGHTS and TECHNOLOGY RIGHTS existing as of the EFFECTIVE DATE are identified under Section 2.3, and there are no other patents, patent applications or inventions owned by ADVIRNA or to which the INVENTOR is a named inventor that cover or relate to inventions or claims disclosed in the PATENT RIGHTS or TECHNOLOGY RIGHTS (except for any patents or patent applications assigned to RXi pursuant to INVENTOR’s employment relationship with RXi). To ADVIRNA’s knowledge, all patent applications within the PATENT RIGHTS are still pending and all issued patents within the PATENT RIGHTS are in good standing and have not been abandoned; and
(c)	To ADVIRNA’s knowledge, ADVIRNA is not a party to an interference relating to the subject matter of the PATENT RIGHTS.
     8.3 LIMITATION ON REPRESENTATIONS OR WARRANTIES. Notwithstanding anything to the contrary herein, neither PARTY will be in breach of any representation or warranty made pursuant to this Section 8 to the extent that the PARTY alleged to have so breached can demonstrate that the PARTY alleging such breach had, on or prior to the EFFECTIVE DATE, actual knowledge of such breach of such representation or warranty.
     8.4 DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND ADVIRNA AND RXi EACH SPECIFICALLY DISCLAIMS ANY OTHER REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS, STATUTORY OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENT RIGHTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF A ROYALTY-BEARING PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO THE ROYALTY-BEARING PRODUCT WILL BE ACHIEVED.
     8.5 LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR LOST PROFITS OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT, EXCEPT AS A RESULT OF A PARTY’S WILLFUL MISCONDUCT, GROSS NEGLIGENCE, RECKLESS CONDUCT OR A BREACH OF THE CONFIDENTIALITY IN SECTION 9.
     8.6 Nothing in this AGREEMENT precludes RXi from contesting the validity of any PATENT RIGHTS. In the event evidentiary material comes to the attention of RXi subsequent to RXi’s execution of this AGREEMENT that, in the judgment of RXi, bears on the validity or scope of any PATENT RIGHTS, ADVIRNA will in good faith discuss with RXi whether such evidentiary material so affects the validity or scope of the PATENT RIGHTS to which it is asserted to apply that the terms of this AGREEMENT in respect to such PATENT RIGHTS should be modified.
     8.7 In the event RXi intends to assert in any forum that any PATENT RIGHTS are invalid, unenforceable, or unpatentable, RXi will, not less than ninety (90) days prior to making any such assertion, provide to ADVIRNA a complete written disclosure of each and every basis then known to RXi for such assertion and with such disclosure, will provide ADVIRNA with a copy of any document or publication upon which RXi intends to rely in support of such assertion. RXi’s failure to comply with this provision will constitute a material breach of this AGREEMENT.
9.0 Confidential Information
     9.1 ADVIRNA, through INVENTOR, has disclosed all relevant CONFIDENTIAL INFORMATION as defined in Section 9.2 below, other information, and data relating to PATENT RIGHTS and TECHNOLOGY RIGHTS that enabled RXi to evaluate the potential commercial significance of the PATENT RIGHTS and TECHNOLOGY RIGHTS.
     9.2 In addition to the initial disclosure described in Section 9.1, the disclosure of further confidential information as of the date that INVENTOR became an employee of RXi is no longer subject to this Section 9, but to confidentiality provisions of employment agreements entered into by INVENTOR. All information (a) disclosed by ADVIRNA, whether disclosed initially or at any time prior to the date of INVENTOR’s employment with RXi and (b) disclosed by RXi to ADVIRNA whether disclosed prior to or during the term of this AGREEMENT will be referred to as “CONFIDENTIAL INFORMATION.” Each PARTY will only use the other PARTY’s CONFIDENTIAL INFORMATION as required for the performance of this AGREEMENT. Each PARTY will continue to use reasonable efforts to prevent the disclosure of any of the other PARTY’S CONFIDENTIAL INFORMATION to third parties for a period of three (3) years after the termination of this AGREEMENT, provided that the recipient PARTY’s obligation will not apply to information that:
(a)	was known to the receiving PARTY prior to its disclosure to the receiving PARTY by the disclosing PARTY as evidenced by written documents predating the receiving PARTY’s receipt of such CONFIDENTIAL INFORMATION; or
(b)	is public knowledge at the time of its disclosure to the receiving PARTY or became public knowledge after its disclosure to the receiving PARTY through no act or omission or on its behalf; or
(c)	is or later becomes published through no fault of the receiving PARTY;
(d)	is disclosed or made available to the receiving PARTY by a third party which, to the receiving PARTY’s knowledge, had no direct or indirect obligation to the disclosing PARTY to maintain the confidentiality of such CONFIDENTIAL INFORMATION at the time of such disclosure to the receiving PARTY; or
(e)	is independently developed by the receiving PARTY without the aid or benefit of CONFIDENTIAL INFORMATION disclosed to the receiving PARTY by the disclosing PARTY.
     9.3 In the event that information is required to be disclosed by court order, law or regulation, the PARTY required to make disclosure will notify the other to allow that PARTY to assert whatever exclusions or exemptions may be available to it under such law or regulation.
10.0 Termination
     10.1 This AGREEMENT will expire upon the expiration of the last to expire of the PATENT RIGHTS included herein, or upon the abandonment of the last to be abandoned of any patents included herein, whichever is later, unless this AGREEMENT is sooner terminated.
     10.2 RXi may terminate this AGREEMENT at any time upon ninety (90) days written notice in advance to ADVIRNA.
     10.3 ADVIRNA may terminate this AGREEMENT upon ninety (90) days’ prior written notice in the event that RXi ceases using commercially reasonable efforts to research, develop, license or otherwise commercialize the PATENT RIGHTS or ROYALTY-BEARING PRODUCTS, provided that RXi may refute such claim within such ninety (90) day period by showing budgeted expenditures for the research, development, licensing or other commercialization consistent with other technologies of similar stage of development and commercial potential as the PATENT RIGHTS and ROYALTY-BEARING PRODUCTS.
     10.4 Either PARTY at any time may provide written notice to the other PARTY of a material breach of this AGREEMENT. If the oilier PARTY fails to cure the identified breach within ninety (90) days after the date of the notice, the aggrieved PARTY may terminate this AGREEMENT by written notice to the PARTY in breach. This will not be an exclusive remedy, and either PARTY will be entitled, if the circumstances warrant, alternatively or cumulatively, to damages for breach of this AGREEMENT, to an order requiring performance of obligations of this AGREEMENT, or to any other remedy available at law or equity:
     10.5 The word “termination” and cognate, words, such as “term” and “terminate,” used in this Section 10 and elsewhere in this AGREEMENT are to be read, except where the contrary is specifically indicated, as omitting from their effect the following rights and obligations, all of which will survive any termination to the degree necessary to permit their complete fulfillment or discharge:
(a)	RXi’s obligation to supply a terminal report as specified in Section 7.0 of this AGREEMENT.
(b)	ADVIRNA’s right to receive or recover and RXi’s obligation to pay any payments accrued or accruable for payment at the time of any termination.
(c)	Licenses, releases, and agreements of non-assertion running in favor of customers or transferees of RXi in respect to products sold or transferred by RXi prior to any termination.
(d)	Any cause of action or claim of ADVIRNA accrued, or to accrue, because of any breach or default by RXi.
(e)	The representation and disclaimer of warranties of Section 8.0.
(f)	The confidentiality provisions of Section 9.0.
(g)	The re-assignment of the PATENT RIGHTS and TECHNOLOGY RIGHTS to ADVIRNA as set forth in Sections 5.2, 5.4 and 10.6.
     10.6 Following any expiration or termination of this AGREEMENT, no further payment shall be payable to ADVIRNA pursuant to this Agreement, except for payments that accrued prior to such termination or expiration. Upon termination under Sections 10.2 and 10.3, or for cause for failure of payment of fees to ADVIRNA under Sections. 05.0 and 6.0, or expiration of this AGREEMENT in accordance with its terms, RXi agrees to assign, transfer and convey to ADVIRNA all right, title and interest in and to the PATENT RIGHTS and TECHNOLOGY RIGHTS.
11.0 Litigation
     11.1 Each PARTY will notify the other PARTY in writing of any suspected infringement(s) of the PATENT RIGHTS, TECHNOLOGY RIGHTS in the TERRITORY and will provide to the other PARTY any evidence of such infringement(s).
     11.2 RXi has the right to institute suit for infringement(s) in the TERRITORY so long as this AGREEMENT is in full force and effect. ADVIRNA agrees to join as a party plaintiff in any such lawsuit initiated by RXi, if requested by RXi, with all costs, attorneys’ fees, and expenses to be paid by RXi.
     11.3 RXi will be entitled to any recovery of damages resulting from a lawsuit brought by it pursuant to Section 11.2.
     11.4 RXi may not settle with an infringer without the prior approval of ADVIRNA if such settlement would affect the rights of ADVIRNA under the PATENT RIGHTS and TECHNOLOGY RIGHTS, which approval will not be unreasonably withheld or delayed.
12.0 Indemnification
     12.1 RXi will hold ADVIRNA harmless against all liabilities, demands, damages, expenses, or losses arising (1) out of use by RXi or its transferees (other than ADVIRNA) of inventions licensed or information furnished under this AGREEMENT, or (2) out of any use, sale, or other disposition by RXi or its transferees (other than ADVIRNA) of products made by use of such inventions or information.
13.0 General Provisions
     13.1 This AGREEMENT may not be assigned by RXi without the prior written consent of ADVIRNA, which consent may not unreasonably be withheld or delayed. However, RXi may assign any and all of the rights granted to it pursuant to this AGREEMENT to a successor of all or substantially all of its business to which this AGREEMENT relates without the approval from or prior notice to ADVIRNA. This AGREEMENT shall be binding upon and inure to the benefit of the PARTIES and their respective successors and permitted assigns.
     13.2 This AGREEMENT constitutes the entire and only agreement between the PARTIES, and all prior negotiations, representations, agreements, options and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by written mutual agreement by the PARTIES.
     13.3 The relationship between ADVIRNA and RXi is that of independent contractors. ADVIRNA and RXi are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. ADVIRNA will have no power to bind or obligate RXi in any manner, other than as is expressly set forth in this AGREEMENT. Likewise RXi will have no power to bind or obligate ADVIRNA in any manner, other than as is expressly set forth in this AGREEMENT.
     13.4 If any provision of this AGREEMENT is ultimately held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     13.5 Any delay in enforcing a PARTY’s right under this AGREEMENT or any waiver as to a particular default or other matter will not constitute a waiver of such PARTY’s rights to the future enforcement of its rights under this AGREEMENT, except only as to an express written and signed waiver to a specific matter for a specific period of time.

     13.6 Any notice required by this AGREEMENT will be given by personal delivery (including delivery by reputable messenger services such as Federal Express) or by prepaid, first class, certified mail, return receipt requested, addressed to:
ATTENTION:
ADVIRNA, LLC
10 Rocklawn Road
Westborough, MA 01581
or in the case of RXi to:
President and CEO
RXi Pharmaceuticals Corporation
60 Prescott St.
Worcester, MA 01605
or at such other addresses as may be given from time to time in accordance with the terms of this notice provision.
     13.7 This AGREEMENT will be governed by, construed, and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of the domestic substantive law of any other jurisdiction other than U.S. federal law, in regard to any question affecting the construction or effect of any patent.
     13.8 If RXi elects arbitration, the arbitration shall be conducted in Massachusetts, by one (1) independent arbitrator who is experienced in licensing biotechnology intellectual property. The arbitrator shall be chosen by mutual consent of the PARTIES within thirty (30) days after RXi elects arbitration and pays the fees of the arbitrator.
     13.9 In publicizing anything made, used, offered for sale, sold, or imported under this AGREEMENT, RXi may use the name of ADVIRNA or otherwise refer to any organization related to ADVIRNA, after obtaining written approval of ADVIRNA, which will not be unreasonably withheld or delayed.
     13.10 RXi must place in a conspicuous location on ROYALTY-BEARING PRODUCT a patent notice in accordance with 35 U.S.C. §287. RXi agrees to mark any products made using a process covered by any PATENT RIGHTS or TECHNOLOGY RIGHTS with the number of each such patent and, with respect to such PATENT RIGHTS and, to respond to any request for disclosure under 35 U.S.C. §287(b)(4)(B).
     13.11 Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

IN WITNESS WHEREOF, the PARTIES have caused this AGREEMENT to be executed by their duly authorized representatives.

ADVIRNA, LLC
By:	/s/ Alexey Wolfson
	Name:	Alexey Wolfson, Ph.D., MBA
Its: President
Date: September 28, 2011

RXi PHARMACEUTICALS CORPORATION
By:	/s/ Mark J. Ahn
	Name:	Mark J. Ahn, Ph.D.
Its: President
Date: September 28, 2011

EXHIBIT A
ASSIGNMENT OF PATENT APPLICATIONS
     WHEREAS, ADVIRNA, LLC, a Colorado limited liability company, with its principal place of business at 10 Rocklawn Road, Westborough, MA 01581 (“Assignor”) is the owner of the following United States patent application, including but not limited to all international, provisional and other types of applications related or claiming thereto (collectively, the “Patent Applications”):

Title	Number	Filing Date
Chemically modified polynucleotides and methods of using the same	61/192,954 (Atty. Dock. No. 007330-01 USPRV) PCT/US2009/005247 PCT/US2009/005246 13/069,780 PCT/US2009/005251	September 22, 2008
     WHEREAS, Assignor is desirous of transferring the entire and exclusive right, title and interest in and to the inventions disclosed in said Patent Applications (the “Inventions”) in the United States and throughout, the world, and in and to any Letters Patent which may be granted and issued therefor to RXi Pharmaceuticals Corporation (formerly RNCS, Inc.), a Delaware corporation with its principal place of business at 60 Prescott St., Worcester, MA 01605 (“Assignee”);
     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
     1. Assignment. Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s rights, titles, and interests throughout the world in and to said Patent Applications, the Inventions, and any and all Letters Patent whether U.S. or foreign that are or may be granted therefrom, including, without limitation, any extensions, continuations, continuations-in-part, divisions, reissues, reregistrations, reexaminations and renewals thereof, or other equivalents thereof (collectively, the “Assigned Patent Applications”), and further, all rights and privileges pertaining to the Assigned Patent Applications, including, without limitation, the right, if any, to sue or bring and recover for, and the right to profits or damages due or accrued, arising out of or in connection with, any and all actions for past, present and future infringement thereof.
     2. Further Assignment. Assignor further assigns to and empowers Assignee, their successors, assigns or nominees, all rights to make applications for patents or other forms of protection for said Inventions and to prosecute such applications and the Assigned Patent Applications, as well as to claim and receive the benefit of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it, and the right to invoke and claim such right of priority without further written or oral authorization.
     3. Authorization of Patent and Trademark Office to Record. Assignor further agrees that this assignment shall be deemed a full legal and formal equivalent of any assignment, consent to file or like document which may be required in any country for any purpose regarding the subject matter hereof, as well as constituting proof of the right of Assignee or its successors, assigns or nominees to apply for patent or other proper protection for said Inventions, and to claim the aforesaid benefits of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it.
     4. Further Assurances. Assignor agrees to take such further action and to execute such documents as Assignee may reasonably request to effect or confirm the conveyance to Assignee of the Patent Applications and any improvements thereunder.
     IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Patent Application as of the last day indicated below.

ADVIRNA, LLC
By:
Printed Name:
Date:

     The foregoing Assignment of Patent Application thereof by the Assignor to the Assignee is hereby accepted as of the ____ day of _____________, 2011.

RXI PHARMACEUTICALS CORPORATION
By:
Printed Name:
Date:

EXHIBIT B
SECURITY AGREEMENT
     This Security Agreement (“Agreement”) dated the 24th day of September, 2011, is by and between ADVIRNA, LLC, a Colorado limited liability company having its principal place of business at 10 Rocklawn Road, Westborough, MA 01581 (“ADVIRNA”), and RXi Pharmaceuticals Corporation (formerly RCNS, Inc.), a Delaware corporation, having its principal place of business at 60 Prescott Street, Worcester, MA 01605 (“RXi”).
RECITALS
     A. ADVIRNA and RXi are parties to a Patent and Technology Assignment Agreement dated the 24th day of September, 2011, as it may be amended from time to time (hereinafter referred to collectively as the “Assignment Agreement”);
     B. Pursuant to the Assignment Agreement, ADVIRNA has assigned to RXi certain Patent Rights and Technology Rights as defined in the Assignment Agreement (herein called the “Collateral”);
     C. Pursuant to the terms of the Assignment Agreement, RXi has granted to ADVIRNA a security interest in the Patent Rights and Technology Rights, subject to no other security interests except those created in accordance with any subordination to which ADVIRNA agrees in writing; and
     D. All capitalized terms not defined herein shall have the meanings set forth in the Assignment Agreement.
     NOW, THEREFORE, in consideration of the premises contained herein, RXi and ADVIRNA agree as follows:
     1. To secure the complete and timely satisfaction of the obligations of RXi pursuant to the Assignment Agreement solely as to (i) payment of any licensing-based payments as the same become due and payable in accordance with Section 6.2 of the Assignment Agreement and applicable law (and subject to any exceptions specified therein or elsewhere in the Assignment Agreement) and (iii) payment of any payments as the same become due and payable in accordance with Section 4.1, 5.1 and 5.2 of the Assignment Agreement and applicable law (and subject to any exceptions specified therein or elsewhere in the Assignment Agreement) (the “Secured Obligations”), RXi hereby grants, assigns and conveys to ADVIRNA a continuing security interest in and lien on all of RXi’s right, title and interest in the Collateral. Nothing herein shall be deemed to create any other security interest in any other asset of RXi, and without limiting the generality of the foregoing, ADVIRNA shall have no security interest in any other intellectual property rights of RXi.
     2. ADVIRNA is authorized to file at any time financing statements, continuation statements, and amendments thereto, including, but not limited to, filings with the United States Patent and Trademark Office or any other governmental agency, it deems necessary or desirable in order to secure and perfect its rights under this Agreement or the Assignment Agreement, provided that any such filings shall make it clear in a manner reasonably satisfactory to RXi that the scope of the Collateral is limited to such particular numbered patent(s), patent application(s) and related technology rights so assigned to it by ADVIRNA pursuant to the Assignment Agreement. RXi authorizes and requests that Commissioner of Patents and Trademarks record this Agreement, or a copy thereof.
     3. If a breach of RXi’s Secured Obligations shall have occurred and be continuing beyond the time period (if any) provided to cure such breach in the Assignment Agreement, or, if none or a shorter period is stated in the Assignment Agreement, then sixty (60) days after written notice of such breach is received from ADVIRNA, during which RXi shall be entitled to cure such breach, or if any proceeding is commenced by or against RXi under any provision of the United States Bankruptcy Code, as amended, or any other bankruptcy or insolvency law (collectively, an “Event of Default”), ADVIRNA shall have in addition to all other rights’ and remedies given it by this Agreement or the Assignment Agreement, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code (“UCC”) as enacted in any jurisdiction in which either the Collateral may be located or is otherwise applicable.
     4. Without the prior written consent of ADVIRNA, which will not be unreasonably withheld, conditioned or delayed, RXi covenants after any Event of Default not to surrender or lose possession of sell, encumber, rent, license, transfer or otherwise dispose of the Patent Rights, Technology Rights or an interest therein, except as expressly permitted in herein or in the Assignment Agreement. Prior to any Event of Default, RXi may license or otherwise deal with the Collateral in any manner that it wishes, as long as any transfer or disposition is subject to ADVERNA’s security interest. In addition, the security interest granted herein by RXi in favor of ADVIRNA shall be at all times subject and subordinate to any bona fide license, sublicense or other contract not creating any lien or security interest made by RXi in favor of any affiliated or nonaffiliated party at any time prior to any uncured Event of Default notice issued by ADVIRNA in accordance with this Agreement. ADVIRNA shall promptly execute any subordination agreement as may be reasonably ‘requested by any such third party beneficiary of this provision in order to confirm or further evidence such subordination hereunder.
     5. RXi hereby authorizes and empowers ADVIRNA to make, constitute and appoint any officer or agent of ADVIRNA, as ADVIRNA may select in its exclusive discretion, as RXi’s true and lawful attorney-in-fact, with the power solely exercised in accordance with the requirements of the UCC and other applicable law, after an Event of Default, to endorse RXi’s name on all applications, documents, papers and instruments necessary or desirable for ADVIRNA to use the Patent Rights and Technology Rights, or to grant or issue any exclusive or nonexclusive license under the Collateral to any third person, or necessary or desirable for ADVIRNA to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to any third person. RXi hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof in compliance with this Agreement and the Assignment Agreement and applicable law. This power of attorney being coupled with an interest shall be irrevocable for the life of this Agreement
     6. RXi shall have the right, with the consent of ADVIRNA, which shall not be unreasonably withheld, conditioned or delayed, to bring suit in its own name, and to join ADVIRNA, if necessary, as a party to such suit so long as ADVIRNA is satisfied that such joinder will not subject it to any risk of liability, to enforce the rights related to the Patent Rights and Technology Rights.
     7. At such time as RXi shall completely satisfy all of the Secured Obligations, ADVIRNA shall execute and deliver to RXi all releases, terminations, and other instruments as may be necessary or proper to release the security interest hereunder.
     8. No course of dealing between RXi and ADVIRNA, nor any failure to exercise, nor any delay in exercising, on the part of ADVIRNA, any right, power or privilege hereunder or under the Assignment Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     9. All of ADVIRNA’s rights and remedies with respect to the Collateral, whether established hereby, the Assignment Agreement, any other agreements or by law shall be cumulative and May be exercised singularly or concurrently.
     10. The provisions of this Agreement are severable,: and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     11. This Agreement is subject to modification only by a writing signed by both parties.
     12. The validity and interpretation of this Agreement and the rights and obligations of the parties shall be governed by the laws of the Commonwealth of Massachusetts, excluding conflict: of laws principles that would cause the application of laws of any other jurisdiction. To the extent the provisions of the Uniform Commercial Code govern any aspect of this Agreement, the Uniform Commercial Code as the same is, from time to time, in effect in the Commonwealth of Massachusetts shall govern; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of or remedies with respect to the security interest granted on the Patent Rights and Technology Rights is required to be governed, by the Uniform Commercial Code as the same is from time to time, in effect in a jurisdiction other than the Commonwealth of Massachusetts, then such jurisdiction’s Uniform Commercial Code, as in effect, from time to time, shall govern only to the extent required by applicable law.
     13. All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court of competent jurisdiction located in the Commonwealth of Massachusetts.
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     WITNESS the execution hereof under seal as of the day and year first above written.

RXI PHARMACEUTICALS CORPORATION
By:
Name:
Title:

ADVIRNA, LLC
By:
Name:
Title:

EXHIBIT C
PATENT AND TECHNOLOGY
LICENSE AGREEMENT
     THIS PATENT AND TECHNOLOGY LICENSE AGREEMENT (“Agreement”), is entered into this 24th day of September, 2011 (the “Effective Date”) by and between ADVIRNA, LLC, a Colorado limited liability company having its principal place of business at 10 Rocklawn Road, Westborough, MA 01581 (“ADVIRNA”) and RXi Pharmaceuticals Corporation (formerly RNCS, Inc.), a Delaware corporation, having its principal place of business at 60 Prescott Street, Worcester, MA 01605 (“RXi”). ADVIRNA and RXi may each be referred to as a “Party” and collectively as the “Parties”. For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:
1. Background of Agreement.
1.1	ADVIRNA assigned to RXi certain Patent Rights and Technology Rights pursuant to the Patent Assignment.

1.2	As part of the consideration for the Patent Assignment, RXi agreed to grant to ADVIRNA an exclusive license (with the right to grant sublicenses) to the Patent Rights and Technology Rights to develop, manufacture, sell and distribute Licensed Products in the Grant-Back Field.

1.3	Such exclusive license in and to the Grant-Back Field is at no cost to ADVIRNA and is given in consideration of ADVIRNA’s assignment of the Patent Rights and Technology Rights to RXi.

1.4	On September 24, 2011 ADVIRNA agreed to enter a Patent Assignment with RXi.

1.5	As part of the consideration for such Patent Assignment, RXi agreed to grant to ADVIRNA an exclusive license to the Technology Rights and improvements to the Patent Rights, and rights to use the RXi Data within the Grant-Back Field.
2. Definitions. As used herein, the following terms shall have the meanings set forth below:
2.1	“Grant-Back Field” means all fields of use for the Technology Rights and Patent Rights outside of human therapeutic and diagnostic fields.

2.2	“Licensed Product” means any product for use in the Grant-Back Field that is either (i) researched, developed, manufactured, used, marketed or sold in a manner that is covered by one or more Valid Claims; or (ii) developed, manufactured, used, or sold in a manner that utilizes any aspect of the Technology Rights.

2.3	“Patent Assignment” means that certain Patent and Technology Assignment Agreement entered into by and between ADVIRNA and RXi, dated as of September 24, 2011.

2.4	“Patent Rights” mean any patent rights related to RNAi and self delivering technology set forth on Appendix 1 as well as all further improvements of such sd-rxRNA technology, to the extent the claims are directly related to subject matter specifically described and supported in the patents and patent applications set forth on Appendix 1, as well as in any patents issued on any of the foregoing and any reissues or reexaminations or extensions of the patents, and any foreign counterparts to any of the foregoing.

2.5	“Technology Rights” mean any technical information, know-how, process, procedure, composition, method, formula, protocol, technique or data developed by RXi or Galena BioPharma (formerly, “RXI Pharmaceuticals Corporation”), which are necessary for practicing the invention covered by Patent Rights.

2.6	“RXi Data” is defined as all data related to Patent Rights and Technology Rights which has been publically disclosed.

2.7	“Territory” means worldwide.

2.8	“Valid Claim” means: (a) a claim of an issued and unexpired patent within the Patent Rights which has not been permanently revoked or held unenforceable or invalid by an unappealable or unappealed decision of a court or government agency of competent jurisdiction or (b) a claim of a pending patent application within the Patent Rights that has not been abandoned or finally disallowed without the possibility of appeal or refilling.
3. License to ADVIRNA.
3.1	Subject to the terms and conditions of this Agreement, RXi hereby grants to ADVIRNA an exclusive (subject to Section 3.2 below), sublicensable (subject to Section 4.1 below), royalty-free, fully paid-up, no-cost, right and license throughout the Territory in and to the Patent Rights and Technology Rights to make, have made, use, offer to sell, sell, have sold, import and have imported Licensed Products in the Grant-Back Field (the “License”). For clarity, the License to ADVIRNA in the Grant-Back Field is free of charge, milestones and royalties and is given in consideration of ADVIRNA assigning to RXi the Patent Rights and Technology Rights.

3.2	RXi reserves rights to the Patent Rights and Technology Rights to make, have made, use, import and have imported products in the Grant-Back Field for its own non-commercial, internal research and development purposes only.

3.3	Unless this Agreement is terminated or expires as set forth in Section 11 below, RXi shall not grant to any third party any rights or licenses to the Patent Rights or Technology Rights in the Grant-Back Field.

3.4	Each Party agrees to take such further action and to execute such documents as the other Party may reasonably request to effect or confirm the rights and licenses set forth herein.

4. Sublicensing.
4.1	ADVIRNA may, in its discretion, grant to third parties sublicenses and sub-sublicenses under the Patent Rights and Technology Rights solely in the Grant-Back Field. ADVIRNA will have the sole power to determine whether or not to grant such sublicenses and sub-sublicenses, and the royalty rates and terms and conditions of such sublicenses, provided that such sublicenses shall be consistent with the terms and conditions of this Agreement. All sublicense agreements shall be shared with RXi promptly after execution of the documents, all of which shall be deemed to be Confidential Information of ADVIRNA.
5. [Intentionally Omitted].
6. Patent Prosecution.
6.1	The Parties acknowledge and agree that pursuant to the Patent Assignment, RXi shall control the prosecution and pay directly for all patent and maintenance costs in respect of the Patent Rights during the term of the Patent Assignment. RXi agrees to provide ADVIRNA reasonable opportunity to review and comment on prosecution matters, including by providing ADVIRNA with a copy of material communications from any patent authority regarding such Patent Rights, and by providing drafts of any material filings or responses to be made to such patent authorities at least thirty (30) days in advance of submitting such filings or responses. RXi shall reasonably consider and incorporate ADVIRNA’s comments in good faith and ensure that inventorship conforms to the rules of the laws of the country in which such patent application is filed. Notwithstanding the foregoing, for so long as Anastasia Khvorova serves as an officer of RXi, RXi need not comply with the notice and review provision of this Section 6.1.

6.2	If, as set forth in the Patent Assignment, RXi decides in its sole discretion to abandon the prosecution and maintenance of the Patent Rights, RXi agrees to assign all right, title and interest in and to the Patent Rights and Technology Rights to ADVIRNA and ADVIRNA will be solely responsible for prosecution and maintenance costs of the Patent Rights, provided, however, that Advirna shall grant, and hereby grants, a worldwide, non-exclusive, fully-paid and royalty-free license to RXi or its assigns to make, have made, use, sell and import products and services that would otherwise infringe on any Valid Claims contained in such forfeited patents.

6.3	Nothing in this Agreement precludes ADVIRNA from contesting the validity of any Patent Rights. In the event evidentiary material comes to the attention of ADVIRNA subsequent to the Effective Date that, in the judgment of ADVIRNA, bears on the validity or scope of any Patent Rights, ADVIRNA will in good faith discuss with RXi whether such evidentiary material so affects the validity or scope of the Patent Rights to which it is asserted to apply that the terms of this Agreement in respect to such Patent Rights should be modified.
6.4	In the event ADVIRNA intends to assert in any forum that any Patent Rights are invalid, unenforceable, or unpatentable, ADVIRNA will, not less than ninety (90)

days prior to making any such assertion, provide to RXi a complete written disclosure of each and every basis then known to ADVIRNA for such assertion and, with such disclosure, will provide RXi with a copy of any document or publication upon which ADVIRNA intends to rely in support of such assertion. ADVIRNA’s failure to comply with this provision will constitute a material breach of this Agreement. If Advirna so asserts in any forum that any Patent Rights are invalid, unenforceable, or unpatentable, then this license shall automatically terminate.
7. Litigation.
7.1	Each Party will notify the other Party in writing of any suspected infringement(s) of the Patent Rights and/or Technology Rights in the Territory and will provide to the other Party any evidence of such infringement(s).

7.2	RXi has the right to institute suit for infringement(s) in the Territory so long as the Patent Assignment is in full force and effect. ADVIRNA agrees to join as a party plaintiff in any such lawsuit initiated by RXi, if requested by RXi, with all costs, attorneys’ fees, and expenses to be paid by RXi.

7.3	RXi will be entitled to any recovery of damages resulting from a lawsuit brought by it pursuant to Section 7.2.

7.4	RXi may not settle with an infringer without the prior approval of ADVIRNA if such settlement would affect the rights of ADVIRNA under the Patent Rights and Technology Rights, which approval will not be unreasonably withheld or delayed.

7.5	In the event that RXi does not take reasonable actions in respect of any such infringement in the Grant-Back Field within one hundred eighty (180) days after receipt of written notice of such infringement, then ADVIRNA may, at its sole cost and expense, pursue such infringement as it relates to the Grant-Back Field and recover any damages resulting from a lawsuit brought by ADVIRNA in pursuant to this Section 7.5. RXi agrees to join as a party plaintiff in any such lawsuit initiated by ADVIRNA, if requested by ADVIRNA, with all costs, attorneys’ fees, and expenses to be paid by ADVIRNA. ADVIRNA may not settle with an infringer without the prior approval of RXi if such settlement would affect the rights of the RXi under the Patent Rights and Technology Rights, which approval will not be unreasonably withheld or delayed.
8. Representations and Disclaimer of Warranties.
8.1	Each of the Parties hereby represents and warrants to the other Party that, as of the Effective Date:
8.1.1	Such Party has full corporate right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement and that it has the right to grant the licenses granted pursuant to this Agreement;

8.1.2	This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor, to its knowledge, violate any law or regulation having jurisdiction over it;

8.1.3	Such Party has not granted any right to any third party that would conflict with the rights granted to the other Party hereunder;

8.1.4	Except for regulatory approvals, pricing and/or reimbursement approvals, manufacturing approvals and/or similar approvals necessary for the development, manufacture or commercialization of a Licensed Product (and the components thereof), such Party has obtained all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by it as of the Effective Date in connection with the execution, delivery and performance of this Agreement; and

8.1.5	There is no action or proceeding pending or, to such Party’s knowledge, threatened, that questions the validity of this Agreement or any action taken by such Party in connection with the execution of this Agreement.
8.2	Notwithstanding anything to the contrary herein, neither Party will be in breach of any representation or warranty made pursuant to this Section 8 to the extent that the Party alleged to have so breached can demonstrate that the Party alleging such breach had, on or prior to the Effective Date, actual knowledge of such breach of such representation or warranty.

8.3	EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 8.1 NEITHER PARTY MAKES ANY REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND ADVIRNA AND RXI EACH SPECIFICALLY DISCLAIMS ANY OTHER REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS, STATUTORY OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENT RIGHTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF A LICENSE PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO THE LICENSED PRODUCT WILL BE ACHIEVED.

9. Limitation of Liability.
IN NO EVENT WILL EITHER PARTY BE LIABLE FOR LOST PROFITS OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT, EXCEPT AS A RESULT OF A PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER, WILLFUL MISCONDUCT, GROSS NEGLIGENCE, RECKLESS CONDUCT OR A BREACH OF THE CONFIDENTIALITY IN SECTION 10.
10. Confidential Information.
10.1	All information: (a) disclosed by ADVIRNA to RXi; (b) disclosed by RXi to ADVIRNA; or (c) related to or arising out of the Technology Rights owned by RXi, will be referred to as “Confidential Information.” Each Party will only use the other Party’s Confidential Information as required for the performance of this Agreement. Each Party will continue to use reasonable efforts to prevent the disclosure of any of the other Party’s Confidential Information to third parties for a period of five (5) years after the termination of this Agreement, provided that the recipient Party’s obligation will not apply to information that:
10.1.1	was known to the receiving Party prior to its disclosure to the receiving Party by the disclosing Party as evidenced by written documents predating the receiving Party’s receipt of such Confidential Information;

10.1.2	is public knowledge at the time of its disclosure to the receiving Party or became public knowledge after its disclosure to the receiving Party through no act or omission or on its behalf;

10.1.3	is or later becomes published through no fault of the receiving Party;

10.1.4	is disclosed or made available to the receiving Party by a third party which, to the receiving Party’s knowledge, had no direct or indirect obligation to the disclosing Party to maintain the confidentiality of such Confidential Information at the time of such disclosure to the receiving Party; or

10.1.5	is independently developed by the receiving Party without the aid or benefit of Confidential Information disclosed to the receiving Party by the disclosing Party.
10.2	In the event that information is required to be disclosed by court order, law or regulation, the Party required to make disclosure will notify the other to allow that Party to assert whatever exclusions or exemptions may be available to it under such law or regulation.

11. Termination.
11.1	This Agreement will expire upon the expiration of the last to expire of the Patent Rights included herein, or upon the abandonment of the last to be abandoned of any patents included herein, whichever is later, unless this Agreement is sooner terminated.

11.2	ADVIRNA may terminate this Agreement at any time upon ninety (90) days written notice in advance to RXi and all of ADVIRNA rights granted herewith will revert to RXi.

11.3	The word “termination” and cognate words, such as “term” and “terminate,” used in this Section 11 and elsewhere in this Agreement are to be read, except where the contrary is specifically indicated, as omitting from their effect the following rights and obligations, all of which will survive any termination to the degree necessary to permit their complete fulfillment or discharge:
11.3.1	The representations and disclaimer of warranties of Section 8;

11.3.2	The limitation of liability of Section 9;

11.3.3	The confidentiality provisions of Section 10; and

11.3.4	The indemnification provisions of Section 12.
12. Indemnification.
ADVIRNA will hold RXi harmless against all liabilities, demands, damages, expenses, or losses arising: (1) out of use by ADVIRNA, or its sublicensees of inventions licensed or information furnished under this Agreement or (2) out of any use, sale, or other disposition by ADVIRNA or its sublicensees of products made by use of such inventions or information.
13. General Provisions.
13.1	This Agreement may not be assigned or transferred by ADVIRNA, including without limitation through merger, acquisition, sale of assets, or operation of law, without the prior written consent of RXi, which consent may not unreasonably be withheld, delayed or conditioned. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
13.2	This Agreement constitutes the entire and only agreement between the Parties with respect to the subject matter hereof, and all prior negotiations, representations, agreements, options and understandings are superseded hereby, including without limitation any terms or conditions relating to the license back to ADVIRNA as set forth in the Patent Assignment. No agreements altering or supplementing the terms hereof may be made except by written mutual agreement by the Parties.
13.3	The relationship between ADVIRNA and RXi is that of independent contractors. ADVIRNA and RXi are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. ADVIRNA will have no power to bind or obligate RXi in any manner, other than as is expressly set forth in this Agreement. Likewise RXi will have no power to bind or obligate ADVIRNA in any manner, other than as is expressly set forth in this Agreement.
13.4	If any provision of this Agreement is ultimately held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

13.5	Any delay in enforcing a Party’s right under this Agreement or any waiver as to a particular default or other matter will not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except only as to an express written and signed waiver to a specific matter for a specific period of time.

13.6	Any notice required by this Agreement will be given by personal delivery (including delivery by reputable messenger services such as FedEx) or by prepaid, first class, certified mail, return receipt requested, addressed to:
ATTENTION:
ADVIRNA, LLC
10 RockLawn, Westborough, MA 01581
with a copy, which shall not constitute notice to:
Rubin and Rudman LLP
50 Rowes Wharf
Boston, MA 02110
Attn: Peter B. Finn, Esq.
or in the case of RXi to:
President and CEO
RXi Pharmaceuticals Corporation
60 Prescott St.
Worcester, MA 01605
or at such other addresses as may be given from time to time in accordance with the terms of this notice provision.
13.7	This Agreement will be governed by, construed, and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of the domestic substantive law of any other jurisdiction other than U.S. federal law, in regard to any question affecting the construction or effect of any patent.
13.8	If either party elects arbitration, the arbitration shall be conducted in Massachusetts, by one (1) independent arbitrator who is experienced in licensing biotechnology intellectual property. The arbitrator shall be chosen by mutual consent of the Parties within thirty (30) days after a party elects arbitration and pays the fees of the arbitrator. Each party shall have its own costs and expenses, including attorneys’ fees and costs, witness fees, travel and the like.
13.9	In publicizing anything made, used, offered for sale, sold, or imported under this Agreement, ADVIRNA agrees to properly acknowledge RXi as a source of all data used.

13.10	ADVIRNA must place in a conspicuous location on Licensed Products, a patent notice in accordance with 35 U.S.C. §287. ADVIRNA agrees to mark any products made using a process covered by any Patent Rights or Technology Rights with the number of each such patent and, with respect to such Patent Rights and, to respond to any request for disclosure under 35 U.S.C. §287(b)(4)(B).

13.11	Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof or to better assure and confirm unto such other Party its rights and remedies under this Agreement.
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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

ADVIRNA, LLC
By:
	Name:	Alexey Wolfson, Ph.D
Its: President and Chief Executive Officer Date: September , 2011

RXI PHARMACEUTICALS CORPORATION
By:
	Name:	Mark J. Ahn, Ph.D.
Its: President and Chief Financial Officer Date: September , 2011
[Signature Page to Advirna License-Back Amendment]

APPENDIX 1
List of RNAi related patent applications covered by Patent Rights:
•	PCT/US2009/005247

•	PCT/US2009/005246

•	PCT/US2011/029867

•	PCT/US2011/029824

•	PCT/US2011/029849

•	13/069,780

•	PCT/US2009/005251

•	PCT/US2010/000019

•	PCT/US2010/000348

•	12/867181

•	PCT/US2011/027165

•	PCT/US2010/000348

•	13/054696